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News Release                                                       [LUCENT LOGO]

MEDIA INQUIRIES                         INVESTOR INQUIRIES
---------------                         ------------------
Michelle Davidson                       Barbara Gasper
908-582-7635 (office)                   908-582-8577 (office)
908-490-1731 (home)                     888-417-3212 (pager)
mmdavidson@lucent.com                   bgasper@lucent.com

Mary Lou Ambrus
908-582-3060 (office)
908-707-1147 (home)
mambrus@lucent.com

LUCENT TECHNOLOGIES COMMENTS ON THE SECOND FISCAL QUARTER OF 2002

> REAFFIRMS SEQUENTIAL IMPROVEMENT IN PRO FORMA(1) LOSS PER SHARE FROM CONTINUING OPERATIONS (EXCLUDING TAX CHARGE NOTED IN RELEASE)

>    STILL EXPECTS SEQUENTIAL IMPROVEMENT IN REVENUES, MODIFIES RANGE

>    LIKELY TO USE RESULTS FROM THE THIRD FISCAL QUARTER TO SPIN AGERE


FOR RELEASE: TUESDAY, MARCH 12, 2002

     MURRAY HILL, N.J. - Lucent Technologies (NYSE: LU) today announced that it continues to expect sequential improvement in the bottom line for the second fiscal quarter of 2002 (excluding the tax charge noted later in this release), which is in line with the company's previously announced guidance. The company also said it now expects revenues to show a modest-to-10-percent improvement on a sequential basis for the second fiscal quarter instead of the previously announced guidance of sequential improvement in the top line of 10-to-15 percent. (All revenue and loss per share figures in this press release exclude optical fiber and are on a pro forma(1) basis.)

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     "The progress we are making with our restructuring program will enable us to deliver the fifth quarter in a row of sequential improvement in the bottom line," said Executive Vice President and Chief Financial Officer Frank D'Amelio. "However, large service providers continue to reduce or defer their spending as they rethink their business plans and conserve cash, which is having an impact on our top line."

     D'Amelio indicated that this ongoing uncertainty in the service provider market will most likely cause Lucent's return to profitability and positive cash flow to slip into fiscal year 2003. Lucent will update its guidance at its second quarter earnings announcement, which is planned for April 22, 2002.

     "We are moving as swiftly as possible to return to profitability and positive cash flow. We will continue to monitor the market and, if necessary, take the appropriate actions to continue to align Lucent with current market conditions," said Lucent President and Chief Executive Officer Patricia Russo.

     Lucent has sufficient liquidity to fund its operations and business plans and has no outstanding balance on its credit facility. However, the company is continuing to consider opportunities to raise additional capital in order to further strengthen its balance sheet and provide for more excess liquidity. Lucent may pursue a financing transaction as soon as market conditions permit. The company currently expects that any such financing transaction likely would be in the form of a convertible offering.

     In addition, the company continues to believe that gross margins in the 20-percent range are achievable for the second fiscal quarter. "Our aggressive restructuring program is enabling us to deliver improved margins despite the continuing reduction in spending by large service providers," said D'Amelio.

     Looking forward, the company continues to target 35 percent gross margins during fiscal 2003 through improved sales volumes and product mix, reduction of one-time items, continued implementation of cost reductions, market and product rationalization work and introduction of new products.

     Tax legislation signed into law by President Bush on March 9, 2002, extended the net operating loss carryback period from two years to five years. This legislation is favorable to Lucent as it is expected to generate a cash flow benefit as a result of substantial tax refunds. However, because the net operating loss carryforward provisions were not coupled with foreign tax credit

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carryforward relief, the company expects to establish valuation allowances for certain foreign tax credits that are more likely than not to expire unused. This will result in an unanticipated tax charge of approximately six cents per share during the second fiscal quarter.

AGERE SPINOFF UPDATE

     At its last earnings announcement, Lucent indicated that, while it remains committed to completing the spinoff of Agere, current market conditions introduce a degree of uncertainty about the timing.

     Due to continuing market softness, Lucent will not be able to use the results from the second fiscal quarter to meet the EBITDA performance condition, as defined under the company's credit facility, necessary to complete the spinoff of Agere. Lucent still remains fully committed to completing the spinoff as soon as possible and believes it is likely that it will be able to use the results from the third fiscal quarter to meet the condition.

     Lucent intends to apply for a supplemental ruling from the Internal Revenue Service that the spinoff of Agere will be tax-free to Lucent and its shareholders despite the delay in the spinoff. The company is confident that it will obtain such a ruling.

CONFERENCE CALL INFORMATION

     Lucent will host a 30-minute conference call today starting at 8:30 a.m. EST that will include a question and answer period.

     The live teleconference number in the United States is 800-857-5025 and outside the United States is (312) 470-7477. The access code is "LUCENT." Dialing into the call 10 to 15 minutes prior to the scheduled start of the call is recommended to ensure participation. A replay of the call will be available from 10:30 a.m. EST, March 12, 2002, through midnight on March 18, 2002. To listen to the replay, please call 800-518-0081 within the United States. Outside the United States, please call (402) 220-5218.

     Lucent Technologies, headquartered in Murray Hill, N.J., USA, designs and delivers networks for the world's largest communications service providers. Backed by Bell Labs research and development, Lucent relies on its strengths in mobility, optical, data and voice networking technologies as well as software and services to develop next-generation networks. The company's systems, services and software are designed to help customers quickly deploy and

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better manage their networks and create new, revenue-generating services that help businesses and consumers. For more information on Lucent Technologies, visit its Web site at http://www.lucent.com.

(1) Pro forma results reflect the results from continuing operations, excluding business restructuring and one-time charges, amortization of goodwill and other acquired intangibles, the results of our optical fiber business and the one-time gain associated with the sale of the optical fiber business. Pro forma results also reflect income taxes calculated on a pro forma stand-alone basis.

This news release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about the industries in which we operate, our beliefs and our management's assumptions. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. These risks and uncertainties include: the failure of the telecommunications market to improve or improve at the pace we anticipate; our ability to secure additional sources of funds on reasonable terms if our sources of liquidity are unavailable; our ability to comply with covenants and restrictions in our credit facility; our ability to complete our intended spinoff of Agere; our ability to realize the benefits we expect from our new strategic direction and restructuring program; the fluctuations in our results of operations from fiscal quarter to fiscal quarter; our credit ratings; our ability to compete effectively; our reliance on a limited number of key customers; our reliance on third parties to manufacture some of our products; the cost and other risks inherent in our long-term sales agreements; our exposure to the credit risk of our customers as a result of our vendor financing arrangements and accounts receivable; our ability to continue to provide vendor financing; our product mix and ability to keep pace with technological advances in our industry; changes to existing regulations or technical standards; the complexity of our products; existing and future litigation; our ability to protect our intellectual property rights and the expenses we may incur in defending such rights; our ability to retain and recruit key personnel; changes in environmental health and safety law; the social, political and economic risks of our foreign operations; and our ability to use our deferred tax assets. For a further list and description of such risks and uncertainties, see the reports filed by Lucent with the Securities and Exchange Commission. In addition, see the prospectus and reports filed by Agere with the SEC for a further list and description of risks and uncertainties related to Agere. Except as otherwise required under federal securities laws and the rules and regulations of the SEC, Lucent disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

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